EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BPZ Resources, Inc.
Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2007, relating to the consolidated financial statements of BPZ Resources, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Johnson Miller & Co., CPA’s PC
Midland, Texas

December 6, 2007